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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated November 21, 1997, except for Note 7 as to which the date is April 20, 1998, on our audits of the combined financial statements of Nutrition Headquarters, Inc. and Lee Nutrition, Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the caption 'Experts.'

                                          COOPERS & LYBRAND L.L.P.

St. Louis, Missouri
May 8, 1998